UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                SCHEDULE 14A


         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

      [   ] Preliminary Proxy Statement

      [   ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
            (AS PERMITTED BY  RULE 14A-6(E)(2))

      [ X ] Definitive Proxy Statement

      [   ] Definitive Additional Materials

      [   ] Soliciting Material Pursuant to (S) 240.14a-11(c)
            or (S) 240.14a-12



                             CoolSavings, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)



  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

      [ X ] No fee required.

      [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.


      (1)   Title of each class of securities to which transaction applies:

            ---------------------------------------------------------------


      (2)   Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------------------------


      (4)   Proposed maximum aggregate value of transaction:

            ---------------------------------------------------------------


      (5)   Total fee paid:

            ---------------------------------------------------------------
      [  ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ---------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            ---------------------------------------------------------------

      (3)   Filing Party:

            ---------------------------------------------------------------

      (4)   Date Filed:

            ---------------------------------------------------------------

Notes:

                              CoolSavings, Inc.
                           360 N. Michigan Avenue
                                 19th Floor
                           Chicago, Illinois 60601
                               (312) 224-5000




[LOGO OF CoolSavings, Inc.]



To our Stockholders:

      We will hold our annual meeting of stockholders at our executive offices, located at 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601, on July 24, 2002 at 8:30 a.m. local time.

      At the annual meeting we will ask you to consider and vote upon the election of five members to the Board of Directors.

      We have enclosed with this letter our annual report for the year ended December 31, 2001, a notice of annual meeting, a proxy statement, a proxy card and a return envelope. Your shares will be voted at the annual meeting in accordance with your proxy instructions.

      On behalf of the Board of Directors and the employees of CoolSavings, we cordially invite all stockholders to attend the annual meeting. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.



                              Sincerely,


                              /s/ Matthew Moog
                              ---------------------------
                              Matthew Moog
                              Chief Executive Officer and
                              President

                              CoolSavings, Inc.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on July 24, 2002




To our Stockholders:


      You are invited to attend our 2002 annual meeting of stockholders to be held at our executive offices, located at 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601, on July 24, 2002, at 8:30 a.m. local time. At the annual meeting, you will be asked:

      1. To elect the nominated slate of directors to serve until the expiration of their terms.

      2. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

      This proxy statement contains information relevant to the annual meeting. Only our stockholders of record at the close of business on June 3, 2002 are entitled to notice of, and to vote at, the meeting or any adjournments of the meeting.

All stockholders are cordially invited to attend the meeting in person. Your vote is important. However, to ensure your representation at the meeting, you are encouraged to sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.


          Thank you for your continued support of CoolSavings, Inc.



                              Sincerely,


                              /s/ David B. Desser
                              -------------------
                              David B. Desser
                              Secretary



June 25, 2002
Chicago, IL

                              TABLE OF CONTENTS




Proxies and Voting Information . . . . . . . . . . . . . . . . . . .    6

Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

Report of the Compensation Committee
 on Executive Compensation . . . . . . . . . . . . . . . . . . . . .   13

Compensation Committee Interlocks and
  Insider Participation. . . . . . . . . . . . . . . . . . . . . . .   15

Section 16(A) Beneficial Ownership Reporting Compliance. . . . . . .   15

Security Ownership of Certain Beneficial Owners
  and Management . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Executive Officers and Compensation  . . . . . . . . . . . . . . . .   19

Certain Relationships and Related Transactions . . . . . . . . . . .   24

Stockholder Return Performance Presentation. . . . . . . . . . . . .   27

Report of the Audit Committee. . . . . . . . . . . . . . . . . . . .   29

General Information. . . . . . . . . . . . . . . . . . . . . . . . .   31

                              CoolSavings, Inc.

                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS

                         to be held on July 24, 2002



                       PROXIES AND VOTING INFORMATION

      This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of CoolSavings, Inc. ("CoolSavings" or the "Company") to be used at the annual meeting of stockholders and at any adjournments of the meeting. If a valid proxy is received in time for the annual meeting, the shares represented will be voted in accordance with the specifications, if any, contained in such executed proxy.

      In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by our directors, officers and employees. Arrangements also may be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of our common stock held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. We anticipate that fees and expenses for the foregoing parties will not exceed $5,000. We will bear the costs of all proxy solicitation.

      The annual meeting will be held at our executive offices, located at 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601, on July 24, 2002, at 8:30 a.m. local time. The approximate date of mailing of this proxy statement and the enclosed proxy materials to our stockholders is June 28, 2002.


      ABOUT THE ANNUAL MEETING

      This question and answer section answers basic questions about the annual meeting and the election. Please read the rest of the proxy statement for full information about the meeting and the election.


      WHO IS ENTITLED TO VOTE AT THE MEETING?

      Only stockholders of record at the close of business on June 3, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.


      WHO CAN ATTEND THE MEETING?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

      WHAT CONSTITUTES A QUORUM?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of our common and preferred stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 39,093,660 shares of our common stock, representing the same number of votes, were outstanding. As of the record date, 67,096,418 shares of Series B Preferred Stock, representing the same number of votes, were outstanding. Each share of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such share of Series B Preferred Stock and accrued dividends thereon is convertible. As of the record date, 13,000,000 shares of Series C Preferred Stock, representing the same number of votes, were outstanding. Each share of Series C Preferred Stock of the Company is entitled to the number of votes equal to the number of shares of common stock into which such share of Series C Preferred stock is convertible. The holders of Series B Preferred Stock and Series C Preferred Stock vote together with holders of common stock at any meeting of the stockholders of the Company on any and all matters presented to the stockholders for consideration (unless a class vote is required by our Certification of Incorporation). Thus, the total number of shares entitled to vote in the election is 119,190,078. The presence of the holders of Series B Preferred Stock, Series C Preferred Stock together or in any combination with common stockholders representing at least 59,595,040 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.


      HOW DO I VOTE?

      If you complete and properly sign the accompanying proxy card and return it to CoolSavings, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.


      CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of CoolSavings either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended as to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.


      WHAT IS THE BOARD'S RECOMMENDATION?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth together with the description of the election in this proxy statement.


      WHAT VOTE IS REQUIRED FOR THE ELECTION AND TO APPROVE ANY PROPOSAL?

      ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted for or against the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

       OTHER ITEMS. For any other proposal, unless a class vote or different number is required by our Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the items will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      LANDMARK TRANSACTIONS

      In 2001, we entered into a series of transactions with Landmark Communications, Inc. and Landmark Ventures VII, LLC (together, "Landmark") whereby Landmark made loans to and an equity investment in CoolSavings. This series of transactions resulted in a change in control of the Company.

Landmark's principal business interests are in the media industry, and it owns and operates entities engaged in newspaper and other print publishing, television broadcasting and cable television programming services.

     Landmark has loaned to us $5.0 million pursuant to a senior secured note (the "Senior Secured Note"), which loan is due on June 30, 2006 (the "Senior Secured Loan"). In connection with the Senior Secured Loan, we also issued Landmark a warrant to purchase shares of our common stock. The warrant was exercisable for 10.0 million shares of our common stock at an exercise price of $0.50 per share at November 12, 2001. The exercise price of the warrant will increase to $0.75 per share on July 30, 2005, if not previously exercised. The loan bears interest at 8% per annum, which interest accrues quarterly and is payable "in-kind".

      Landmark has also funded additional amounts to us pursuant to a grid note, as amended (the "Grid Note"). During the third and fourth quarter of 2001, Landmark loaned to us an aggregate of $16.5 million under the Grid Note. On November 12, 2001, Landmark, pursuant to the Securities Purchase Agreement between Landmark and us, dated November 12, 2001 (the "Purchase Agreement"), exercised their right to apply $10 million of the principal and $0.1 million of accrued interest to the purchase of 65,057,936 shares of our $0.001 par value Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock"). As of June 3, 2002, Landmark holds 67,096,418 shares of Series B Preferred Stock (and has rights with respect to accrued dividends thereon), holds a warrant to purchase 10,457,491 shares of our common stock and has the right to apply amounts funded under the Grid Note and accrued interest to purchase up to 58,434,391 shares of Series B Preferred Stock. Landmark's ownership will continue to grow through the issuance of additional shares of Series B Preferred Stock and warrants as "in-kind" payments for dividends and interest accruing on the Series B Preferred Stock and Senior Secured Note, respectively, and through their ability to purchase additional shares of Series B Preferred
Stock by funding additional advances under the Grid Note.


      TERMS OF THE SERIES B PREFERRED STOCK

     The terms of the Series B Preferred Stock are set forth in their entirety in our Certificate of Incorporation. The Series B Preferred Stock ranks senior (with respect to, among other things, dividends, redemption and liquidation payments) to the Series C Preferred Stock, the common stock and any future preferred stock of CoolSavings. The following discussion briefly summarizes the voting rights of the Series B Preferred Stock as they relate to the election of the Board of Directors.

      VOTING RIGHTS AND BOARD OF DIRECTORS

      In addition to their right to vote in the general election of members of our Board on an as-converted basis, the holders of the Series B Preferred Stock are entitled to designate, and vote separately as a single class for the election of, a majority of our Board (and the number of seats elected exclusively by the Series B Preferred Stock shall automatically be increased to such greater number as may be proportionate to the Series B Preferred Stock's percentage ownership interest in the Company, calculated on an as-converted basis). The holders of Series B Preferred Stock also have special voting rights where we are prohibited from taking certain actions without their consent, including, but not limited to, amending our charter documents, entering into certain business transactions, authorizing or issuing securities (except in limited circumstances), entering into related party transactions, hiring or terminating key executive officers and amending the terms of our forbearance agreements with our banks.



                                  ELECTION

      ELECTION OF DIRECTORS

      Our stockholders will be asked to elect five directors to serve on our Board of Directors. The holders of the Series B Preferred Stock are entitled to designate, and vote separately as a single class for the election of, a majority of our Board of Directors. The designees of the Series B stockholders (the "Series B Director Designees") are set forth below, and each is a current member of the Board. Based on information the Company has received from the Series B stockholders, we expect the four current Series B Director Designees to continue to serve as members of our Board. The holders of the Series B Preferred Stock still may designate at any time additional members to our Board to fill all of their reserved seats (see "Landmark Transactions" above). At present, three such seats have been left vacant. Each director (other than the Series B Director Designees) shall be elected by a plurality of the votes cast, rather than the votes in attendance, at the annual meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by our transfer agent. The inspector of elections appointed at the annual meeting will then combine the proxy votes with the votes cast at the annual meeting. Each director elected at the annual meeting will serve for a term commencing on the date of the annual meeting and continuing until the annual meeting of stockholders to be held in 2003. In the absence of directions to the contrary, proxies will be voted in favor of the election of the five nominees listed below.

      Pursuant to an Amended and Restated Side Agreement by and among Richard H. Rogel ("Rogel"), Hugh R. Lamle ("Lamle"), Steven M. Golden ("Golden"), Landmark and various other investors in the Company, dated as of August 17, 2001 (the "Side Agreement"), Landmark has agreed, subject to certain conditions, that in the general election of directors voted on by the stockholders, it will vote its shares for one person designated by each of Rogel, Lamle and Golden. Each of Rogel and Lamle has designated himself for election to the Board. Golden has designated James S. Correll ("Correll") for election to the Board. The right of Landmark to vote the Series B Preferred Stock in the general election of members of our Board on an as-converted basis assures that Rogel, Lamle and Correll will be elected to the Board of Directors upon Landmark's casting of its votes.

      If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the five nominees named in this proxy statement or their substitutes.

      The following table sets forth information as to the five nominees for election as directors and the current Series B Director Designees:

                                  NOMINEES
                                  --------

Name                    Age         Position
----                    ---         --------

Richard H. Rogel (1)    53          Director and Chairman of the Board

Matthew Moog            32          Director, President and
                                    Chief Executive Officer

Gary S. Briggs (2)      39          Director

James S. Correll        36          Director

Hugh R. Lamle (1)       57          Director


                         SERIES B DIRECTOR DESIGNEES
                         ---------------------------

Name                    Age         Position
----                    ---         --------

R. Bruce Bradley        52          Director

Guy R. Friddell, III
  (2)                   51          Director

Karl B. Quist           30          Director

Debora J. Wilson        44          Director

--------

      (1)   Member of the Audit Committee.

      (2)   Member of the Compensation Committee.



      Richard H. Rogel has served as a director of CoolSavings since May 1996. In 1982, Mr. Rogel founded Preferred Provider Organization of Michigan, Inc., a preferred provider organization, and served as its Chairman from its inception until it was sold in 1997. Mr. Rogel is the President of the University of Michigan Alumni Association and chairs the University of Michigan's Business School Development Advisory Board, as well as serving on other boards of the University. Mr. Rogel holds a B.B.A. from the University of Michigan.

      Matthew Moog has served as our Chief Executive Officer since July 2001, and our President and Chief Operating Officer from January 2001 to July 2001, and our Executive Vice President, Sales and Marketing from August 1998 to January 2001. From October 1996 to July 1998, Mr. Moog served as our Vice President, Sales. Prior to joining CoolSavings, Mr. Moog worked for Microsoft Corporation in various capacities from June 1992 to September 1996, including Strategic Integrator Account Executive, MSN Business Development Executive and Internet Business Development Manager. Mr. Moog holds a B.A. from The George Washington University.

      Gary S. Briggs is Vice President of Consumer Marketing at eBay, Inc. Prior to his current role he was Chief Marketing Officer and one of the founders of OurHouse.com, an Internet retailer focused on home-related products and services. Prior to founding OurHouse.com in 1999, he was Director of Brand Strategy for IBM Corporation. Before joining IBM in 1997, he worked for six years at Pepsi-Cola, most recently as Marketing Director for Brand Pepsi. Prior to Pepsi, Mr. Briggs worked for four years at McKinsey & Company as an associate and engagement manager. Mr. Briggs holds a B.A. from Brown University and an M.B.A. from J.L. Kellogg Graduate School of Management, Northwestern University.

      James S. Correll is Senior Vice President of Harte-Hanks (NYSE:HHS)a worldwide, direct and interactive services company that provides end-to-end customer relationship management (CRM) and related marketing service solutions for a host of consumer and business-to-business marketers. Mr. Correll has over 15 years of direct, database and interactive marketing experience working with Global 1000 companies and has been with Harte-Hanks since 1995. Prior to joining Harte-Hanks, Mr. Correll held sales management positions with ACS, a leader in database management and Equifax, a marketing information technology company. Mr. Correll holds a B.A. from the University of Nebraska.

      Hugh R. Lamle has served as a director of CoolSavings since June 1998. Since April 1974, Mr. Lamle has served in various executive capacities at M.D. Sass Investors Services Inc., a registered investment advisory firm, and is currently its President. Since June 1995, Mr. Lamle has also served as President and Chief Investment Officer of Chase & M.D. Sass Partners, a joint venture between Chase Manhattan Bank and M.D. Sass Investors Services that manages portfolios for corporate and institutional investors. Mr. Lamle also serves as President of Resurgence Asset Management, an investment company specializing in investments in financially distressed companies, and on the advisory board of Real Estate Capital Partners, both affiliates of M.D. Sass, as a public director of the Finex division of the New York Cotton Exchange and as a public director of the New York Board of Trade. Mr. Lamle holds a B.A. from Queens College and an M.B.A. from Baruch College at the City University of New York.

      R. Bruce Bradley has served as President of Landmark Publishing Group since January 1999 and is an Executive Vice President of Landmark Communications, Inc. In 1995 he was named President and Publisher of The Virginian-Pilot, Landmark's flagship newspaper in Norfolk, Virginia.
Mr. Bradley previously held numerous positions throughout The Virginian-Pilot, in addition to positions at Landmark's two other metro papers, the News & Record in Greensboro, North Carolina and The Roanoke Times in Roanoke, Virginia. Mr. Bradley served three years as a ship navigator in the U.S. Navy. He is the past Chairman of the Hampton Roads Chamber of Commerce and past Chairman of the Hampton Roads YMCA. Mr. Bradley holds a B.S. in Business Administration from Villanova University, and an M.B.A. from Old Dominion University in Norfolk, VA.

      Guy R. Friddell, III is Executive Vice President and General Counsel of Landmark Communications, Inc. Prior to 1999, he was a partner in the Norfolk, Virginia law firm of Willcox & Savage, P.C. where he headed the corporate department and practiced in the mergers and acquisitions area. Mr. Friddell is currently Vice Chairman of the Norfolk Convention and Visitors Bureau, and has previously served as chairman of the Norfolk Board of Zoning Appeals and in various other civic capacities. Mr. Friddell holds an A.B. in Economics and Political Science from Princeton University and a J.D. from the University of Virginia School of Law.

      Karl B. Quist serves as a Director of New Ventures at Landmark Communications, Inc. Prior to joining Landmark in 2001, Mr. Quist spent two years as a consultant with McKinsey & Company, Inc. Mr. Quist holds a B.S. in Commerce from the University of Virginia and an M.B.A. from the Darden Graduate School of Business Administration of the University of Virginia.

       Debora J. Wilson is President and Chief Executive Officer of weather.com, a division of The Weather Channel, a wholly-owned subsidiary of Landmark Communications, Inc., and was named to the Company's Board as a Series B Director Designee on April 15, 2002. At weather.com, Ms. Wilson has overall responsibility for the strategy, development and growth of The Weather Channel's products and brand in the Internet and wireless media areas. Prior to joining The Weather Channel in 1994, Ms. Wilson was a 15-year veteran of the telecommunications industry, holding various positions with Bell Atlantic and the Chesapeake and Potomac Telephone Company.
Ms. Wilson is a member of the board of directors of the Online Publishers' Association and a former member of the board of directors for Lightbridge, Inc. She is also active in the cable and Internet industries as a member of NCTA (National Cable Television Association), CTAM (Cable and Telecommunications Association for Marketing) and IAB (Interactive Advertising Bureau). Ms. Wilson earned a Bachelor's Degree in Finance and Business Management from George Mason University.


VOTE REQUIRED AND BOARD RECOMMENDATION.

      The five nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.


BOARD MEETINGS AND COMMITTEES

      The Board appoints the members of each committee. The Board has two standing committees: an Audit Committee and a Compensation Committee. Our Board does not have a standing committee to nominate persons to serve as directors. Subject to the rights and obligations as to the election and appointment of directors in our Certificate of Incorporation and in the Amended and Restated Side Agreement described in "Election of Directors" above, the full Board has and will continue to perform the function of a nominating committee.

      . Audit Committee. The Audit Committee, among other things, reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The current members of this committee are Hugh R. Lamle and Richard H. Rogel. The Audit Committee met four times during 2001.

      . Compensation Committee. The Compensation Committee, among other things, makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our 1997 and 2001 Stock Option Plans. The current members of our Compensation Committee are Guy R. Friddell, III, Gary S. Briggs, and Steven M. Golden.
            The Compensation Committee met once during 2001.

      The Board met 15 times during 2001 and took various actions by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.


COMPENSATION OF DIRECTORS.

      Directors who are also our employees receive no compensation for serving on the Board of Directors. Directors who are not our employees do not currently receive any cash compensation from us for their service as members of the Board of Directors, although they are reimbursed for all travel and other expenses incurred in connection with attending board and committee meetings. Under our 1999 Non-Employee Director Stock Option Plan, non-employee directors were also eligible to receive automatic stock option grants upon their initial appointment to the Board of Directors and at each of our annual stockholder meetings. In connection with the adoption of our 2001 Stock Option Plan, the Board has terminated the 1999 Non-Employee Director Stock Option Plan and provided that directors will be eligible for stock options under the 2001 Stock Option Plan. In 2001, no director received options under either the 1999 Non-Employee Director Stock Option Plan or the 2001 Stock Option Plan.


       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      POLICY OF EXECUTIVE OFFICER COMPENSATION

      The executive compensation program is administered by the Compensation Committee of our Board that, for the fiscal year ended December 31, 2001, was comprised of three non-employee directors, Guy R. Friddell, III, Steven M. Golden and Gary S. Briggs. The program is designed to attract and retain high-quality executives, to encourage them to make career commitments to CoolSavings, and to accomplish our short- and long-term objectives. The Compensation Committee attempts to structure a compensation program that will reward our top executives with bonuses and stock option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of our officers and performs such other duties as may be delegated to it by the Board. The Compensation Committee held one formal meeting during the fiscal year ended December 31, 2001 and took various actions pursuant to resolutions adopted by unanimous written consent.

      In reviewing the compensation to be paid to our executive officers during the fiscal year ended December 31, 2001, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management and for achieving internal goals established by the Board. The Compensation Committee compares CoolSavings' executive compensation structure against those of other Internet companies of comparable size. The Compensation Committee believes that such companies generally represent our most direct competitors for executive talent. The Compensation Committee reviews competitive pay practices on an annual basis.

      The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the organization, and compensation provided at companies of similar size. Bonuses and stock option awards are intended to reward performance and for meeting or exceeding goals established by the Compensation Committee or the Board. Stock option awards are also intended to increase an officer's interest in our long-term success as measured by the market and book value of our common stock. Stock awards may be granted to officers and directors and to certain employees who have managerial or supervisory responsibilities under the 2001 Stock Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof.

      Each of our executive officers has signed our standard terms of employment detailing, among other things, his non-competition and confidentiality obligations and his at-will employment status. All of our executive officers (other than Mr. Moog) are employees at-will and may be terminated at any time at the discretion of our Board of Directors.

      BASE SALARY

      The Compensation Committee assists in establishing the amount of base salary on the basis of the individual's qualifications and relevant experience, the compensation levels at companies which compete with us for business and executive talent, the amount of incentive-based compensation available to each individual, and our financial position. Base salary is adjusted each year to take into account the individual's performance and relative level of contribution, and to maintain a competitive salary structure.


      CASH BONUSES

      The Compensation Committee recommends cash bonuses to be awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction and revenue growth. No cash bonuses were paid for the year ended December 31, 2001. For 2002, the Compensation Committee has approved a bonus plan for all employees, including executive officers. The bonus plan requires the Company to have positive earnings before interest, taxes, depreciation and amortization ("EBITDA") as a prerequisite to any payments under the plan. The plan provides that $0.50 of each dollar of EBITDA, up to three million dollars of EBITDA, to be contributed to a bonus pool. The bonus pool will be distributed to all employees on the basis of their responsibility and tenure with the Company and their success in achieving designated individual and departmental goals.


      STOCK OPTIONS

      CoolSavings uses its stock option plan to provide executives and other employees with incentives to maximize long-term stockholder value. Awards under this plan take the form of stock options designed to give the recipient an equity stake in CoolSavings and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position in the organization, his or her performance and level of responsibilities, and internal comparability considerations. The Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our officers. The Compensation Committee may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

      Each option grant allows the executive officers and other employees to acquire shares of our common stock at a fixed price per share equal to the fair market value on the date of grant. The options vest in periodic installments contingent upon the executive officer's continued employment with us. Accordingly, the option will generally provide a greater opportunity for a return to the executive officer the longer he or she remains with us (assuming the market price of the common stock appreciates over the option exercise price during the option term).


      CEO COMPENSATION

      The Company entered into an employment agreement with Matthew Moog for a term of three years beginning July 30, 2001, which appoints Mr. Moog Chief Executive Officer and provides for a salary of $345,000 per year subject to periodic increases by our Board of Directors at its discretion. Mr. Moog is eligible to receive a bonus each year as determined by our Board. We also granted Mr. Moog stock options to purchase 750,000 shares of common stock vesting over five years at an exercise price $0.40 per share. On each of the first two anniversaries of the employment agreement (subject to Mr. Moog's continued employment with us), we will grant Mr. Moog additional stock options to purchase not less than 200,000 shares of our common stock, which options shall vest over a four year period. In addition, we also accelerated the vesting of 250,000 other stock options held by Mr. Moog. If Mr. Moog's employment is terminated without cause, he is entitled to receive a severance payment equal to the greater of the present value of the compensation owed for the remainder of the term of the agreement or the present value of the base annual salary then in effect. Significant factors in establishing Mr. Moog's compensation were his success in effecting a transition of the Company after the collapse of the Internet advertising market and achieving specific objectives with regard to financial and business endeavors. Based upon these factors and those other factors set forth in the Compensation Committee's report, the Compensation Committee believes that Mr. Moog's total compensation in 2001 was competitive with the appropriate level for his position, particularly in view of his performance.


IMPACT OF INTERNAL REVENUE CODE 162(m)

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). For the fiscal year ended December 31, 2001, none of the compensation paid by us to any of our executive officers exceeded the $1 million limitation. It is the Compensation Committee's policy to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible if we believe this to be in the best interests of CoolSavings and its stockholders.



                           Respectfully submitted,


                            Guy R. Friddell, III
                              Steven M. Golden
                               Gary S. Briggs



         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of our Compensation Committee is an officer or employee of CoolSavings. Mr. Golden is a former officer of the Company and continues to receive compensation from the Company under the terms of his severance from his executive position. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." No executive officer of CoolSavings serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Until the formation of the Compensation Committee in December 1997, matters concerning executive compensation were addressed by the entire Board of Directors.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     CoolSavings is required to identify each person who was an officer, director or beneficial owner of more than 10% of its registered equity securities during its most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe, that during the year ended December 31, 2001, our directors, executive officers and beneficial owners of more than 10% of our capital stock have complied with all filing requirements applicable to them, except that: (a) Peter Sugar, our former Secretary, filed a late Form 3 reporting his beneficial ownership; (b) Richard Rogel, a Director of the Company, filed one late Form 4 reporting one transaction; (c) Matthew Moog, our President, Chief Executive Officer and a Director of the Company, filed one late Form 4 reporting five transactions; and (d) Landmark filed one late Form 4 reporting one transaction.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of June 3, 2002, by:

      . each person known by us to beneficially own more than 5% of our common stock;

      .     each executive officer;

      .     each of our directors; and

      .     all executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after June 3, 2002, are deemed to be outstanding and to be beneficially owned by the person holding the options, rights, or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares indicated, subject to applicable community property laws. Because the shares of Series B Preferred Stock and Series C Preferred Stock vote on an as converted basis, we have calculated the beneficial ownership percentages in the table below based on 119,190,078 shares of common stock outstanding, which includes 39,093,660 shares of common stock outstanding on June 3, 2002, 67,096,418 shares of common stock issuable upon conversion of the shares of Series B Preferred Stock outstanding on June 3, 2002, and 13,000,000 shares of common stock issuable upon conversion of the shares of Series C Preferred Stock outstanding on June 3, 2002.

      Unless indicated otherwise, the address of the beneficial owners is: c/o CoolSavings, Inc., 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601.

                                                             Percentage of
                                              Shares            Shares
                                            Beneficially     Beneficially
Name and Address of Beneficial Owner          Owned             Owned
------------------------------------      ---------------    -------------

Landmark Ventures VII, LLC
150 W. Brambleton Ave.
Norfolk, Virginia 23510                   137,762,373 (1)           76.98%

Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                    10,457,491 (2)            8.07%

Richard H. Rogel
56 Rose Crown
Avon, Colorado 81620                       13,573,089 (3)           11.39%

                                                             Percentage of
                                              Shares            Shares
                                            Beneficially     Beneficially
Name and Address of Beneficial Owner          Owned             Owned
------------------------------------      ---------------    -------------

Hugh R. Lamle
c/o M.D. Sass
1185 Avenue of the Americas
New York, New York 10036                    7,271,199 (4)            6.10%

Steven M. Golden                            6,101,815 (5)            5.07%

Matthew Moog                                1,614,899 (6)            1.34%

John J. Adams                                 272,650 (7)              *

Arthur A. Weiss
One Woodward
Suite 2400
Detroit, Michigan 48226                       155,677 (8)              *

R. Bruce Bradley
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                             0 (9)              0

Gary S. Briggs
c/o eBay, Inc.
2145 Hamilton Ave.
San Jose, California  95125                         0                  0

Guy R. Friddell, III
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                             0 (9)              0

Karl B. Quist
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                             0 (9)              0

Debora J. Wilson
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                             0 (9)              0

Robert Gorman                                 147,237(10)              *

Jonathan J. Smith                              91,500(11)              *

All directors and executive officers
  as a group (13 persons) (12)             29,228,066               23.98%
--------------------

      *     Less than 1%.

      (1) Includes 67,096,418 shares of common stock issuable upon conversion of shares of Series B Preferred Stock outstanding on June 3, 2002, 58,434,391 shares of Series B Preferred Stock that such entity has the right to acquire within 60 days of June 3, 2002, and 1,341,928 shares of Series B Preferred Stock payable as a dividend to such entity on July 1, 2002, all of which shares of Series B Preferred Stock vote on an as converted basis. Does not include 10,457,491 shares of common stock shown in the table as being beneficially owned by Landmark Communications, Inc.

      (2) Includes 10,457,491 shares of common stock subject to purchase pursuant to an immediately exercisable warrant. Does not include shares of common stock and Series B Preferred Stock owned or deemed to be beneficially owned by Landmark Ventures VII, LLC.

      (3) Includes 75,000 shares held by a trust of which Mr. Rogel is the trustee; 139,700 shares held by a limited partnership, of which Mr. Rogel is a partner; 11,500 shares of common stock subject to options exercisable within 60 days after June 3, 2002; and 6,190,476 shares of Series C Preferred Stock that are immediately convertible into 6,190,476 shares of common stock.

      (4) Includes 289,970 shares of common stock held by HLBL Family Partners, LP, which is controlled by Mr. Lamle; 1,500 shares held by a foundation controlled by Mr. Lamle; 11,500 shares of common stock subject to options exercisable within 60 days after June 3, 2002; and 6,190,476 shares of Series C Preferred Stock that are immediately convertible into 6,190,476 shares of common stock.

      (5) Includes 4,382,315 shares of common stock held by a revocable trust, of which Mr. Golden is the trustee; 172,500 shares of common stock held by Steven M. Golden LLC, which is controlled by Mr. Golden; and 1,213,000 shares of common stock subject to options exercisable within 60 days after June 3, 2002.

      (6) Includes 238,269 shares of common stock held by Moog Investment Partners, LP, which is controlled by Mr. Moog; and 1,046,662 shares of common stock subject to options exercisable within 60 days after June 3, 2002.

      (7) Includes 263,450 shares of common stock subject to options exercisable within 60 days after June 3, 2002.

      (8) Includes 149,257 shares of common stock held by ARL Investors, LLC, which is controlled by Mr. Weiss.

      (9) Does not include shares of common stock and Series B Preferred Stock owned or deemed to be beneficially owned by Landmark Ventures VII, LLC and Landmark Communications, Inc. which such individual may be deemed to beneficially own as a result of his or her relationship with such entity. Such individual expressly disclaims beneficial ownership of all such shares of common stock and Series B Preferred Stock.

      (10) Includes 50,714 shares of common stock subject to options exercisable within 60 days after June 3, 2002.

      (11) Includes 87,500 shares of common stock subject to options exercisable within 60 days after June 3, 2002.

      (12) Includes 12,380,952 shares of Series C Preferred Stock that are convertible immediately into 12,380,952 shares of common stock, and 2,684,326 shares of common stock subject to options exercisable within 60 days after June 3, 2002. Does not include shares of common stock and Series B Preferred Stock owned or deemed to be beneficially owned by Landmark Ventures VII, LLC and Landmark Communications, Inc.

                     EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     The names, ages and positions held by our executive officers as of June 3, 2002 are as follows:

Name                    Age   Position
----                    ---   --------

Matthew Moog             32   Director, President and
                              Chief Executive Officer

John J. Adams            31   Chief Operating Officer

David B. Arney           39   Chief Financial Officer

David B. Desser          34   Vice President of Business Affairs
                              and General Counsel

     John J. Adams has served as our Chief Operating Officer since July 2001 and our Executive Vice President, Operations and Technology from October 1999 until July 2001. From January 1999 to October 1999, Mr. Adams served as our Executive Vice President, Engineering and Chief Technology Officer. Prior to joining CoolSavings, Mr. Adams worked in several capacities for Arthur Andersen Business Consulting from July 1993 to January 1999, including Manager--Architecture and Methodology, Manager of Client Server and Internet Development and Senior Systems Consultant. Mr. Adams holds a B.S. from Florida State University.

     David B. Arney has served as our Chief Financial Officer since
October 2001. Mr. Arney joined CoolSavings from eLoyalty Corporation where he was Director of Worldwide Finance from September 1999 to September 2001.

From July 1990 through September 1999, Mr. Arney held positions of increasing responsibility at Trans Union Corporation where he was most recently Division Controller of the Credit Reporting Division. Earlier in his career, Mr. Arney spent two years with Federated Foods, Inc. and its Affiliates as an Accounting and Financial Reporting Manager and four years at Deloitte and Touche in the Audit Practice. Mr. Arney is currently a Masters of Business Administration Candidate at Kellogg Graduate School of Management at Northwestern University. He received his Bachelor of Business Administration in Accountancy from Western Michigan University. Mr. Arney is a Certified Public Accountant.

     David B. Desser has served as our Vice President of Business Affairs and General Counsel since November 2001, and was appointed Secretary of the Company in December 2001. From July 1999 to September 2000, Mr. Desser served as our Vice President and General Counsel. Mr. Desser has been engaged in the private practice of law during the periods when he has not been at CoolSavings. From December 1994 through July 1999, Mr. Desser was an associate with the law firm of Katten Muchin Zavis focusing on mergers and acquisitions. Mr. Desser holds a B.A. in Politics from Brandeis University and a J.D. from the Georgetown University Law Center.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid to our Chief Executive Officer and our four highest paid other executives who were serving as executive officers at December 31, 2001 (the "Named Executive Officers"). In addition, the table includes our former Chief Executive Officer and two additional individuals for whom disclosure would have been made had they been serving as executive officers as of December 31, 2001. See explanations (2), (3) and (4) below.

                      SUMMARY COMPENSATION TABLE

                                                              Long-term
                                                               Compen-
                                   Annual Compensation         sation
                             ------------------------------   ----------
                                                  Other       Securities
                                                  Annual      Underlying
                               Salary    Bonus    Compensa-    Options/
                        Year    ($)       ($)     tion ($)       SAR's
                        ----  --------  --------  ---------   ----------

Matthew Moog (1)        2001  $277,269  $  --          -      1,000,000
  President and         2000   254,011   100,000       -           -
  Chief Executive       1999   137,000   130,000       -        258,750
  Officer

Steven M. Golden (2)    2001  $232,968  $  --      $132,690     500,000
  Former Chairman       2000   299,999   200,000       -           -
  of the Board and      1999   245,000    75,000       -        460,000
  Chief Executive
  Officer

John J. Adams           2001  $165,000  $  --          -        175,000
  Chief Operating       2000   149,999   100,000       -           -
  Officer               1999   125,000    20,000       -        312,000

Robert Gorman (3)       2001  $132,952  $   -      $ 38,077      85,000
  Former Executive Vice 2000    82,269      -          -           -
  President, General    1999      -         -          -           -
  Counsel, Secretary and
  Chief Privacy Officer

Jonathan J. Smith (4)   2001  $121,529  $  --      $ 38,077     175,000
  Former Executive Vice 2000   149,999   100,000       -           -
  President, Strategic  1999   119,000    30,000       -        312,000
  Business Development
----------

      (1) On July 30, 2001, the Company entered into an employment agreement with Mr. Moog, who became the Company's President and Chief Executive Officer. The employment agreement has a term of three years, provides for an annual base salary of $345,000, and provides for the grant of an option to purchase 750,000 shares of the Company's common stock. The employment agreement further provides that Mr. Moog would be granted 200,000 additional options on the first and second anniversary of the agreement if he is still employed by the Company.

      (2) On July 30, 2001, the Company entered into a severance agreement with Mr. Golden which terminated Mr. Golden's employment agreement. The severance agreement provided for three years of severance pay in the amount of $345,000 per year and the continuation of certain benefits. The severance agreement further provided that all options held by Mr. Golden:

            (a)   became immediately vested and fully exercisable;

            (b)   were adjusted to have an exercise price of $0.50; and

            (c) were exercisable through the tenth anniversary of the grant of each such options. These options are subject to variable accounting under FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation." No compensation expense was recorded in 2001 as the modified options had no intrinsic value.

      (3) On October 1, 2001, the Company entered into a severance agreement with Mr. Gorman which terminated Mr. Gorman's employment. The severance agreement provided for a one time payment to Mr. Gorman and the continued payment of the entire premium for continued coverage under CoolSavings' health plan covering medical, dental and vision through April 30, 2002. The severance agreement further provided that all options held by Mr. Gorman would continue vesting until October 1, 2002.

      (4) On September 7, 2001, the Company entered into a severance agreement with Mr. Smith which terminated Mr. Smith's employment. The severance agreement provided for a one time payment to Mr. Smith and the continued payment of the entire premium for continued coverage under CoolSavings' health plan covering medical, dental and vision through May 7, 2002. The severance agreement further provided that all options held by Mr. Smith would continue vesting until September 18, 2002.


STOCK OPTIONS

     The following table sets forth summary information concerning individual grants of stock options made during 2001 to each of the Named Executive Officers:

                         OPTION GRANTS IN 2001

                             Percent of
                               Total
                  No. of      Options                           Grant
                Securities   Granted to                         Date
                Underlying   Employees   Exercise              Present
                 Options     in Fiscal    Price     Expiration  Value
Name             Granted     Year (7)    ($/Share)    Date       (8)
------          ----------   ----------  ---------  ---------- --------

Matthew Moog     750,000 (1)     20.8%     $0.40     7/30/2011 $296,879
                 250,000 (2)      6.9%     $0.50     3/23/2011  123,412

Steven M.
  Golden         350,000 (3)      9.7%     $0.50     3/23/2011  172,777
                 150,000 (3)      4.2%     $0.50     5/30/2011   47,333

John J. Adams    175,000 (4)      4.9%     $0.50     3/23/2011   86,388

Robert Gorman     85,000 (5)      2.4%     $0.50    10/01/2002   40,288

Jonathan J.
  Smith          175,000 (6)      4.9%     $0.50     9/18/2002   82,970
--------------------

      (1) Options granted with an exercise price equal to the market price of CoolSavings shares on the date of grant; vesting in equal increments over the five years from the date of grant; and having a term of ten years from the date of grant.

      (2) Options granted with an exercise price equal to the market price of CoolSavings shares on the date of grant; vesting on January 1, 2002; and having a term of ten years from the date of grant.

      (3) Options granted with an exercise price equal to the market price of CoolSavings shares on the date of grant; vesting on July 30, 2001; and having a term of ten years from the date of grant.

      (4) Options granted with an exercise price equal to the market price of CoolSavings shares on the date of grant; vesting in equal increments on December 31, 2001 and December 31, 2002; and having a term of ten years from the date of grant.

      (5) Options granted with an exercise price equal to the market price of CoolSavings shares on the date of grant; vesting in equal increments on December 31, 2001 and December 31, 2002 but with an expiration date of October 1, 2002.

      (6) Options granted with an exercise price equal to the market price of CoolSavings shares on the date of grant; vesting in equal increments on December 31, 2001 and December 31, 2002 but with an expiration date of September 18, 2002.

      (7) Based on a total of 3,600,445 option shares granted to our employees under the 1997 Stock Option Plan and the 2001 Stock Option Plan during 2001.

      (8) All options were granted at an exercise price equal to the market price of CoolSavings common shares on the date of grant. CoolSavings, like all public companies, is required to indicate a grant date present value of the option using one of the methods prescribed by the United States Securities and Exchange Commission. CoolSavings chose to use the Black-Scholes present value option pricing model, which is a method of calculating a theoretical present value of the options based upon a mathematical formula using certain assumptions.


      The following assumptions were used in calculating the Black-Scholes values shown on the table: an assumed option life of five years; interest rates of 3.69%-5.07%, which represent the yield of a bond equivalent with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 219.22%-316.45%, calculated based on historical, daily share price movement since inception; zero dividend yield; and the vesting schedule indicated for the respective option grant.

      The following table sets forth the number of shares of common stock acquired upon the exercise of stock options by each Named Executive Officer during 2001 and the number and value of securities underlying unexercised options held by each Named Executive Officer as of December 31, 2001:

       AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                    Number of             Value of
                                    Securities           Unexercised
                                    Underlying          In-The-Money
                                    Unexercised          Options at
                                    Options at           December 31,
             Shares              December 31, 2001         2001 (1)
            Acquired            -------------------    ---------------
               on      Value     Exer-      Unexer-    Exer-   Unexer-
Name        Exercise  Realized   cisable    cisable    cisable cisable
---------   --------  --------  ---------  ---------   ------- -------
Matthew
 Moog          --        --       603,537  1,008,700     N/A     N/A

Steven M.
 Golden        --        --     1,213,000      --        N/A     N/A

John J.
 Adams         --        --       207,100    269,200     N/A     N/A

Robert
 Gorman        --        --        50,714     42,500     N/A     N/A

Jonathan J.
 Smith         --        --        87,500     87,500     N/A     N/A
----------
      (1) None of the options included in this table were in-the-money as of December 31, 2001.

      The following table sets forth summary information concerning grants of stock options that have been repriced for each of the Named Executive
Officers:

                        OPTION REPRICINGS DURING 2001

                                                                 Length of
                                                                 original
                                                                  option
                     Securities   Market                           term
                     underlying  price of   Exercise              remain-
                     number of   stock at   price at     New      ing at
                      options    time of     time of   exercise   date of
Name          Date    repriced   repricing  repricing   price    repricing
---------    ------- ---------   ---------  ---------  --------  ----------
Steven M.
 Golden (1)
Former
 Chairman of
 the Board
 and Chief
 Executive
 Officer     7/30/01   150,000     $0.40      $0.32     $0.50    4.83 years

             7/30/01   230,000     $0.40      $7.91     $0.50    8.33 years

             7/30/01   230,000     $0.40      $2.17     $0.50    7.58 years

             7/30/01    69,000     $0.40      $2.17     $0.50    7.42 years

             7/30/01   184,000     $0.40      $2.17     $0.50    6.33 years

--------------------
      (1) On July 30, 2001, the Company entered into a severance agreement with Mr. Golden which provided that all options held by Mr. Golden: (a) became immediately vested and fully exercisable; (b) were adjusted to have an exercise price of $0.50; and (c) were exercisable through the tenth anniversary of the grant of each such option.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      LANDMARK

     As a result of a series of transactions between Landmark and the Company, Landmark, through its ownership of Series B Preferred Stock, has the right to designate not less than a majority of our Board of Directors at all times while the Company's Series B Preferred Stock is outstanding.
R. Bruce Bradley, Guy R. Friddell, III, Karl B. Quist and Debora J. Wilson currently are the directors designated by Landmark. As a result of an agreement between certain stockholders and Landmark, those stockholders agreed to vote their shares of CoolSavings common stock in favor of the election of directors nominated by the holders of a majority of the then outstanding shares of Series B Preferred Stock. Landmark has also agreed that until May 31, 2005, subject to certain conditions, in the election of directors voted on by the stockholders generally, it will vote its shares of Series B Preferred Stock on an as-converted basis to elect as a director one person nominated by each of Messrs. Golden, Lamle and Rogel. Pursuant to that same agreement, Landmark has agreed that it will not take action to cause CoolSavings to become a privately-held company until the earlier of two years after Landmark and any of its affiliates own 51% of our common stock (on an as-converted basis) or July 30, 2005 unless such transaction is approved by the holders of a majority of the shares of our common stock not owned by Landmark; provided, such restriction does not apply to purchases made from Messrs. Golden, Lamle, Moog or Rogel (or their affiliates), or any of the transactions contemplated under the Company's stock purchase and loan agreements with Landmark (including "in-kind" payment due Landmark from the Company). CoolSavings is not a party to this agreement and, as such, it may be amended or terminated without CoolSavings' involvement.


     LOANS TO DIRECTORS

     On February 4, 1999, our Board of Directors authorized the payment of the exercise prices of outstanding options and warrants held by our directors and other warrant holders by delivery of promissory notes to CoolSavings with the following terms: (a) all principal and accrued and unpaid interest is due on the fourth anniversary of the issuance of the note; (b) the notes bear interest at rates between 4.83% and 6.71% per annum (the then applicable federal rate); (c) accrued interest is payable annually; (d) the note is secured by the shares of common stock issued upon exercise of such option or warrant; and (e) the maker is personally liable on the note only to the extent of all accrued interest on the note plus 20% of the total principal amount of the note. Pursuant to the 1999 Non-Employee Director Stock Option Plan, current and former directors exercised warrants and options to acquire a total of approximately 1.7 million shares of common stock for notes in the aggregate principal amount of approximately $3.4 million.

     Prior to the date of our initial public offering, the following directors of CoolSavings exercised their outstanding options and warrants in exchange for the delivery of a promissory note with the terms described above:

                                    Shares Issued        Principal
Name                                Upon Exercise     Amount of Note
----                                -------------     --------------

Richard H. Rogel, Trustee                862,500       $1,181,250(1)
Albert Aiello                             57,500          120,922
Hugh R. Lamle                             57,500          120,922
Lynette Mayne                             57,500          120,922
Arthur A. Weiss (2)                       57,500          131,250

------------

      (1) Mr. Rogel delivered 13 notes in the aggregate principal amount of $1,050,000 upon the exercise of warrants to purchase 805,000 shares of common stock and delivered an additional note in the principal amount of $131,250 upon the exercise of an option to purchase 57,500 shares of common stock. All of these notes have identical terms and conditions as described above.

      (2) Mr. Weiss, a current director of CoolSavings, is not a nominee for reelection to our Board.

      On April 3, 2000, Steven M. Golden, our former Chairman and Chief Executive Officer, exercised his vested options to purchase 322,000 shares of our common stock in exchange for the delivery of a promissory note in the principal amount of $700,000 with the terms as described above, except that the interest rate is 6.71% per annum (the applicable federal rate). Each of the loans described above has been forgiven by CoolSavings (See "Indebtedness of Directors, Officers and Management").


      OPTIONS TO DIRECTOR

      On July 13, 1999, we granted to Richard H. Rogel, one of our directors, an option to purchase 115,000 shares of our common stock at a price of $4.37 per share. Mr. Rogel exercised this option by delivering to CoolSavings a full recourse promissory note in the original principal amount of $502,354. This note bears interest at the rate of 5.86% per annum (the then applicable federal rate), provides for annual payments of accrued interest and is due in full on the fourth anniversary of the note. This note was forgiven by CoolSavings (See "Indebtedness of Directors, Officers and Management").


      GOLDEN EMPLOYMENT AGREEMENT AND SEVERANCE AGREEMENT

      We entered into an employment agreement with Steven M. Golden for a term of three years beginning April 2001, which provided for a salary of $345,000 per year subject to periodic increases by our Board of Directors at its discretion. Mr. Golden was also eligible to receive a bonus each year as determined by our Board. In addition, we also granted Mr. Golden stock options to purchase 150,000 shares of our common stock at $0.50 per share and accelerated the vesting of all other stock options held by Mr. Golden.

      Effective July 30, 2001, in connection with transactions with Landmark, Mr. Golden resigned as Chief Executive Officer and Chairman of the Board and we entered into a severance agreement with him. The severance agreement provides that he will receive a monthly severance payment equal to the compensation otherwise payable under his employment agreement during the remainder of the term of the employment agreement. The severance agreement also provides that all of Mr. Golden's stock options to purchase shares of our common stock become immediately vested and exercisable at an exercise price of $0.50 per share. The non-competition agreement in Mr. Golden's employment agreement will be binding on Mr. Golden for a period of two years following his resignation. Mr. Golden will continue to be bound by the confidentiality, non-disclosure and assignment of inventions covenants contained in his employment agreement.

      INDEBTEDNESS OF DIRECTORS, OFFICERS AND MANAGEMENT

     The following table presents the aggregate amount of indebtedness owing to CoolSavings by a former executive officer and current and former directors under various promissory notes as of the date of forgiveness:

                                       Aggregate
Name                                    Amount
----                                  ----------

Steven M. Golden                      $  805,136
Richard H. Rogel                       1,869,408
Albert Aiello                            134,138
Hugh R. Lamle                            134,138
Lynette Mayne                            133,658
Arthur A. Weiss                          145,589

      At a meeting held in 2001, the directors present (former director Robert J. Kamerschen could not attend) engaged in a discussion of the facts surrounding this indebtedness. There followed a deliberation of the potential benefits and detriments of several alternatives concerning the indebtedness including possible forgiveness of the amounts owing under the notes. After due consideration, the directors by a vote of four in favor (director Aiello abstaining) authorized CoolSavings to forgive the principal and accrued interest owing under these notes.


      PRIVATE PLACEMENT

      In March 2001, an unrelated third party purchased $0.1 million and Richard H. Rogel and Hugh R. Lamle each purchased $1.0 million of our 8% Senior Subordinated Convertible Notes due March 1, 2006. These notes carried warrants to purchase one share of our common stock for every $2.00 of principal indebtedness under each note for a total of one million shares subject to warrants held by directors. The warrants had an exercise price of $1.25 per share. The notes were convertible at any time into our common stock at a conversion rate equal to one share for each outstanding dollar of principal and accrued interest, at the election of the note holder. Interest was payable quarterly, and for periods prior to April 1, 2003, we had the option to pay interest on the outstanding principal balance of the notes in cash or by delivery of additional notes in an amount equal to the amount of the interest.

      In connection with transactions with Landmark, the holders of the notes elected to exchange their notes and warrants for 13.0 million shares, in aggregate, of the Company's Series C Convertible Preferred Stock.

      The terms of the Series C Preferred Stock are set forth in their entirety in our Certificate of Incorporation. The Series C Preferred Stock ranks junior (with respect to dividends and liquidation payments) to the Series B Preferred Stock but senior to the common stock.


      LEND LEASE SALE OF COMMON STOCK TO LANDMARK COMMUNICATIONS, INC.

      On April 5, 2002, Landmark acquired 10,889,636 shares of our common stock from Lend Lease International Pty. Limited of Australia. Contem-poraneously with the purchase, we entered into a call option agreement with Landmark, pursuant to which we have the right to call from Landmark, subject to certain terms and conditions, all 10,889,636 shares of common stock. The call price is $0.08 per share plus seven percent interest thereon, compounded annually. We do not have any right to call any other shares of capital stock in the Company held by Landmark. The option can be exercised at any time after April 5, 2003 and prior to March 31, 2008.

      LOANS FROM DIRECTOR

      In June 2001, a trust of which one of our directors, Richard H. Rogel, is the trustee, loaned us a total of $279,000. These loans consisted of an interest free loan of $60,000 and a loan for $219,000 evidenced by a promissory note dated June 27, 2001, which accrued interest at a rate equal to 8.5% per annum. All principal and accrued interest under these loans has been repaid.


      RELATIONSHIP WITH LEGAL COUNSEL

      During the fiscal year ended December 31, 2001, the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, acted as outside counsel and represented us in various matters. Arthur A. Weiss, one of our directors, is a stockholder of Jaffe Raitt.


      RELATIONSHIP WITH DIRECTOR

      Mr. Gary S. Briggs, one of our directors, was the chief marketing officer and one of the founders of OurHouse.com, an Internet retailer focused on home-related products and services. OurHouse.com has been one of our customers.


      RELATIONSHIP WITH NOMINEE

      Mr. James S. Correll, one of our director nominees, is a Senior Vice President of Harte Hanks, a worldwide, direct and interactive services company that provides end-to-end customer relationship management (CRM) and related marketing service solutions for a host of consumer and business-to-business marketers. Harte Hanks has been one of our customers.


                 STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq National Market, U.S. Index ("Nasdaq U.S. Index"), the Chase H&Q Internet Index, the Russell 2000 and the Dow Jones US Advertising & Media Index for the period beginning on May 19, 2000, the date of our initial public offering, and ending on December 31, 2001. We have added the Russell 2000 Index as a better comparison of our stockholders return than the Nasdaq US Index. In addition, we have added the Dow Jones US Advertising & Media Index in anticipation of the cessation of the JP Morgan H&Q Internet 100 Index. We expect to compare our stockholder performance to the Russell 2000 Index and the Dow Jones US Advertising & Media Index in future proxy statements. This chart assumes investment of $100, including reinvestment of dividends, at the closing sales price on the date of our initial public offering. We have never paid dividends on our common stock and have no present plans to do so. Total return is based on historical results and is not intended to indicate future performance.

      COMPARISON OF CUMULATIVE TOTAL RETURNS OF COOLSAVING, INC., NASDAQ MARKET INDEX, RUSSELL 2000, DOW JONES US ADVERTISING & MEDIA AND JP MORGAN H&Q INTERNET 100 INDEX


      The following line graph compares the 19 month cumulative total returns of: CoolSavings, Inc; Russell 2000; Dow Jones US Advertising & Media; NASDAQ Stock Market; and JP Morgan H&Q Internet 100. The graph assumes the investment of $100 in the Company on May 19, 2000 in stock or index-including reinvestment of dividends. The return shown on the graph is not necessarily indicative of future performance.


[PERFORMANCE GRAPH]


                              Cumulative Total Returns
            ---------------------------------------------------------------
            5/19/00   6/00    9/00   12/00    3/01    6/01    9/01   12/01
            -------  ------  ------  ------  ------  ------  ------  ------

CoolSavings,
 Inc.       $100.00   86.61   39.06   14.29    7.14    4.29    4.00    1.14

Russell
 2000       $100.00  107.97  109.16  101.62   95.01  108.59   86.01  104.15

Dow Jones
 US Adver-
 tising &
 Media      $100.00  106.02   94.16   88.59   87.17   92.73   72.53   81.52

NASDAQ
 Stock
 Market
 (U.S.)     $100.00  117.81  108.41   72.59   54.19   63.87   44.31   57.60

JP Morgan
 H&Q Inter-
 net 100    $100.00  114.57  110.21   56.89   35.17   44.30   25.73   36.61








      Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Performance Graph nor the Compensation Committee Report and Audit Committee Report included elsewhere in this proxy statement is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

                        REPORT OF THE AUDIT COMMITTEE

      Our Board of Directors maintains an Audit Committee, which for the fiscal year ended December 31, 2001 was comprised of three of our outside directors: Hugh R. Lamle, R. Bruce Bradley and Richard H. Rogel. In May 2002, Mr. Bradley resigned from the Audit Committee. The Board of Directors believes that each of these individuals has the requisite financial skills and experience to discharge his obligations as a member of the Audit Committee. None of the members of the Audit Committee for 2001 or the members of the current Audit Committee were or are employees or officers of CoolSavings nor, in the opinion of the Board of Directors, do any of such individuals have any relationship with CoolSavings that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and member of the Audit Committee. However, Messrs. Lamle, Rogel and Bradley may not be considered "independent" under the rules of the National Association of Securities Dealers, Inc. ("NASD") that govern the composition of audit committees, which require that each company with shares quoted on a Nasdaq market maintain an audit committee comprised of at least three "independent" directors.

      Mr. Bradley is an Executive Vice President of Landmark Communica-tions, Inc., which may be considered an "affiliate" of CoolSavings. As such, he does not technically qualify as an "independent" director under NASD Rule 4200(a)(14). That rule disqualifies independence for employees of CoolSavings or any of its affiliates.

      In addition, each of Messrs. Lamle and Rogel received compensation of more than $60,000 from CoolSavings during fiscal year 2001 in the form of the forgiveness of certain loans by CoolSavings that may be considered outside the scope of compensation for services as directors of CoolSavings (See "Certain Relationships and Related Transactions"). CoolSavings forgave the loans to Messrs. Lamle and Rogel as part of a larger transaction in which CoolSavings forgave multiple loans to current and former directors of CoolSavings in consideration of their services as directors. However, each of Messrs. Lamle and Rogel had previously provided financing to CoolSavings at a critical time, and it is not clear whether the Board of Directors took this fact into account when making the determination to forgive the loans to Messrs. Lamle and Rogel. As such, Messrs. Lamle and Rogel may not technically qualify as "independent" directors under NASD Rule 4200(a)(14). That rule disqualifies independence for persons receiving more than $60,000 from CoolSavings during the previous fiscal year other than as compensation for services as a director.

      In November, 2001, our common stock was delisted from and is no longer quoted on the Nasdaq National Market System. This means we are no longer subject to the NASD rules, including the rules governing the composition of audit committees. While the composition of our Audit Committee may not technically comply with the NASD Rules, the Board of Directors believes that the Audit Committee members have sufficient independence and financial skills and experience to discharge their obligations as members of the Audit Committee in accordance with the terms of the charter of the Audit Committee.

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling the Board's oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

      . reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, CoolSavings' independent auditors;

      . discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended;

      . reviewed the selection, application and disclosure of the Company's critical accounting policies pursuant to SEC Financial Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies";and

      . reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC.

      The Audit Committee presents the following summary of all fees billed by PricewaterhouseCoopers LLP, CoolSavings' independent auditors, for the fiscal year ended December 31, 2001:

      . Audit fees for professional services rendered for the audit of the Company's 2001 financial statements and the reviews of the quarterly financial statements-$266,000.

      . All other fees including an audit of the Company's 401(k) Plan, tax services, review of proxy statement and review of the Securities Purchase Agreement-$84,500.


      The Audit Committee has considered and determined that the level of fees of PricewaterhouseCoopers LLP for provision of services other than the audit services is compatible with maintaining the auditor's independence. The Audit Committee has recommended and the Board has approved the appointment of PricewaterhouseCoopers LLP as the Company's auditors for 2002.



                           Respectfully submitted,


                              Hugh R. Lamle
                              Richard H. Rogel

                             GENERAL INFORMATION


      INDEPENDENT PUBLIC ACCOUNTANTS

      The Board selected PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ended December 31, 2001 and has approved the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


      STOCKHOLDERS' PROPOSALS

      Any and all stockholder proposals for inclusion in the proxy materials for our next annual meeting of stockholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by us, at our offices at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601, not later than February 23, 2003. Such proposals should be addressed to our Secretary.

      Our Bylaws also contain certain provisions that affect stockholder proposals. Under the Bylaws, at an annual or special meeting of stockholders, only stockholder proposals properly brought before the meeting may be acted upon. To be properly brought before a meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder by complying with the advance notice procedures set forth in the Bylaws.


      ANNUAL REPORT

      Stockholders are concurrently being furnished with a copy of the Company's Annual Report for the year ended December 31, 2001.


      INCORPORATION BY REFERENCE

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.


      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public through the SEC's website at "http://www.sec.gov."

      This proxy statement incorporates documents by reference which are not presented in this proxy statement and which are not delivered with this proxy statement. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede this information. If this proxy statement was delivered to you by CoolSavings, we will provide you without charge a copy of any document incorporated by reference that you request (excluding exhibits, unless they are specifically incorporated by reference). Written requests for such copies should be sent to our executive offices, 360 N. Michigan Ave., 19th Floor Chicago, Illinois 60601, Attention: Secretary. Telephone request for copies can be made to (312) 224-5000.

      To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled "Report of the Compensation Committee on Executive Compensation" and "Stockholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.


      OTHER MATTERS

      Management knows of no matters that will be presented for consideration at the annual meeting other than that stated in the notice of meeting. However, if any other matters do properly come before the annual meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this proxy statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

      Stockholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.



                              By Order of the Board of Directors



                              /s/ David B. Desser
                              ------------------------------
                              David B. Desser
                              Secretary






June 25, 2002
Chicago, IL